UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2018

STITCH FIX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38291	27-5026540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Montgomery Street, Suite 1500 San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

(415) 882-7765

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02Results of Operations and Financial Condition.

On March 12, 2018, Stitch Fix, Inc. (the “Company”) announced its financial results for the second quarter of fiscal 2018 ended January 27, 2018 by issuing a Letter to Shareholders (the “Letter”) and a press release.  In the Letter and the press release, the Company also announced that it would be holding a conference call on March 12, 2018 at 2 p.m. Pacific Time to discuss its financial results for the second quarter ended January 27, 2018.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  A copy of the Letter is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2018, the board of directors (the “Board”) of the Company appointed Kirsten Lynch to the Board as a Class III director and as a member of the Compensation Committee of the Board effective March 14, 2017.

Ms. Lynch, age 49, has served as Executive Vice President and Chief Marketing Officer of Vail Resorts, Inc. since July 2011.  Prior to joining Vail Resorts, Inc., Ms. Lynch was with PepsiCo, Inc., where she was Chief Marketing Officer of the Quaker Foods and Snacks Division from 2009 to 2011, leading the brand marketing, consumer insights and shopper marketing organization. From 2007 to 2009, she was Vice President of Marketing for Kraft Foods Group, Inc.’s Cheese and Dairy Business Unit. Ms. Lynch had worked for Kraft Foods since 1996, holding various marketing positions for the company’s product divisions.

 There is no arrangement or understanding between Ms. Lynch and any other persons pursuant to which Ms. Lynch was appointed as a director. Furthermore, there are no family relationships between Ms. Lynch and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Lynch will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Independent Director Compensation Policy, as described in the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act with the Securities and Exchange Commission on November 17, 2017.  Ms. Lynch has also executed the Company’s standard form of indemnification agreement.

A copy of the press release announcing Ms. Lynch’s appointment is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated March 12, 2018
99.2	Letter to Shareholders dated March 12, 2018
99.3	Press Release dated March 12, 2018 regarding appointment of Kirsten Lynch to the Stitch Fix, Inc. board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: March 12, 2018	By:	/s/ Paul Yee
Paul Yee
Chief Financial Officer